Exhibit 16

March 15, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam,

We were principal accountants for Jurak Corporation World Wide, Inc. and, under the date of July 9, 2004, we reported on the financial statement of Jurak Corporation World Wide, Inc., as of and for the years ended May 31, 2004 and 2003. On March 14, 2005, we informed Jurak Corporation World Wide, Inc. that we declined to stand for re-election and that the client-auditor relationship with Virchow, Krause & Company, LLP, ceased. We have read the statements of Jurak Corporation World Wide, Inc. that are included in Item 4.01 of the Current Report on Form 8-K of Jurak Corporation World Wide, Inc., dated March 15, 2005, to be filed with the Securities and Exchange Commission, and we are in agreement with the statements contained therein concerning our firm, except that we are not in a position to agree or disagree with the statements in Item 4.01(b).

Very truly yours,

/s/   VIRCHOW, KRAUSE & COMPANY, LLP